As filed with the Securities and Exchange Commission on December 13, 2005
                                                       Registration No. 33-54003
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                              PEOPLES BANCORP INC.
             (Exact name of Registrant as specified in its charter)
                                _______________

            Ohio                                            31-0987416
     (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                     38 Putnam Street, Marietta, Ohio 45750
                                 (740) 373-3155
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                                _______________

                   Charles R. Hunsaker, Esq., General Counsel
                              Peoples Bancorp Inc.
                                138 Putnam Street
                              Marietta, Ohio 45750
                                 (740) 374-6109
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                         Elizabeth Turrell Farrar, Esq.
                       Vorys, Sater, Seymour and Pease LLP
                               52 East Gay Street
                              Columbus, Ohio 43215
                                 (614) 464-5607

     Approximate  date of  commencement  of proposed sale to the public:
From time to time after this  Post-Effective  Amendment No. 2 becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[ ]

         On June 7, 1994, Peoples Bancorp Inc. ("Peoples" or the "Registrant") filed a Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") in order to register 500,000 of no-par value common shares of Peoples for offering and sale to participants in the Peoples Bancorp Inc. Dividend Reinvestment Plan (the "DRP"), pursuant to Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement became effective upon filing.

         On April 23, 2003, Peoples filed Post-Effective Amendment No. 1 to the Registration Statement in order to evidence that Peoples had determined that the Registration Statement was to cover only the 500,000 common shares originally registered and not any additional common shares resulting from any stock split or stock dividend occurring after June 7, 1994 and prior to the completion of the offering of common shares of Peoples covered by the Registration Statement pursuant to the DRP.

         Effective November 28, 2005, Peoples appointed a new administrator for the DRP. Information concerning the operation of the DRP is provided in the definitive prospectus relating to the offering of the 290,620 common shares of Peoples remaining available for issuance under the DRP as of December 13, 2005 (the "2005 Prospectus") filed as part of this Post-Effective Amendment No. 2 to the Registration Statement. The 2005 Prospectus discloses updated information in respect of the manner in which the DRP operates and identifies the new administrator of the DRP - Shareowner Services, a division of Wells Fargo Bank, N.A. and the registrar and transfer agent for the common shares of Peoples. As part of this Post-Effective Amendment No. 2 to the Registration Statement, Peoples is also filing certain exhibits.

PROSPECTUS

                           DIVIDEND REINVESTMENT PLAN

                                     [LOGO]

                              290,620 Common Shares
                                 (no par value)

                                CUSIP 709789 10 1

                                 Trading Symbol:
                         NASDAQ National Market -- PEBO

         Investment in our common shares, as with any investment in securities, involves investment risks, including the risk of possible loss of value.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         These securities are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

               The date of this prospectus is December 13, 2005.

PROSPECTUS

                              PEOPLES BANCORP INC.
                                138 Putnam Street
                              Marietta, Ohio 45750
                                 (740) 373-3155

                           DIVIDEND REINVESTMENT PLAN


                              290,620 Common Shares
                                 (no par value)

                                CUSIP 709789 10 1

                                 Trading Symbol:
                         NASDAQ National Market -- PEBO


         We are offering our shareholders a simple and convenient method to purchase additional common shares, without payment of any brokerage commissions or service charges, through the Dividend Reinvestment Plan (the "DRP"). By participating in the DRP, shareholders may reinvest their cash dividends in full or in part.

         Common shares purchased under the DRP may be purchased from us or purchased for participants in the open market, at our option. The price of the common shares purchased from us will be the average of the official closing sales prices reported on the NASDAQ National Market on the five business days immediately preceding the applicable purchase date for which such prices have been reported. If common shares are purchased in the open market, the price of the common shares will be the weighted average purchase price of the common shares. The official closing price of our common shares on December 12, 2005 was $30.00.

         Shareholders currently enrolled in the DRP will continue to be enrolled until they notify Shareowner Services, administrator for the DRP (the "Plan Administrator"), that they wish to withdraw. Shareholders who do not wish to participate in the DRP will continue to receive cash dividends in the usual manner.

               The date of this prospectus is December 13, 2005.

                                Table of Contents


                                               Page No.
                                              -----------
Peoples Bancorp Inc.                                   1
Where You Can Find More Information                    1
Documents Incorporated by Reference                    1
Description of the DRP                                 2
U.S. Federal Income Tax Consequences                  11
Use of Proceeds                                       12
Reports to Shareholders                               12
Indemnification of Directors and Officers             13
Legal Matters                                         14
Experts                                               14

         You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized any other person to provide you with different information. Peoples is not making an offer to sell our common shares in any jurisdiction in which such offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the document.

         Unless the context requires otherwise, the terms "Peoples," "we," "our" and "us" refer to Peoples Bancorp Inc.

                              Peoples Bancorp Inc.

         Peoples is a financial holding company organized in 1980, with origins in the Mid-Ohio Valley dating back to 1902. At December 13, 2005, our wholly-owned subsidiaries included Peoples Bank, National Association ("Peoples Bank"), Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust
II. Peoples Bank also owns Peoples Insurance Agency, Inc. ("Peoples Insurance"), PBNA L.L.C. and Peoples Loan Services, Inc. Peoples Investment Company also owns Peoples Capital Corporation.

         Our primary business activities currently are confined to the financial services industry and are conducted through Peoples Bank, our principal operating subsidiary. Peoples Bank is a full service community bank that provides an array of financial products and services designed to satisfy its customers' demands. Peoples Bank offers traditional banking products through 49 financial service locations and 34 automated teller machines ("ATMs") in Ohio, West Virginia and Kentucky, as well as through banking by phone and Internet-based banking. Peoples Bank offers a full range of life, health, property and casualty insurance products through Peoples Insurance. Peoples Bank also makes available other financial services through its Peoples Financial Advisors division, which provides customer-tailored services for fiduciary needs, investment alternatives, financial planning, retirement plans and other asset management needs. Brokerage services are offered exclusively through an unaffiliated registered broker-dealer. Peoples Loan Services, Inc. is operated by Peoples Bank as an asset management subsidiary.

         Peoples Investment Company and Peoples Capital Corporation were formed in 2001 to better deploy investable funds and provide new investment opportunities. The primary purpose of Peoples Investment Company is to manage a passive investment portfolio and serve as the holding company for Peoples' capital management subsidiaries. Peoples Capital Corporation manages an active investment portfolio of assets that are either limited or restricted at the bank level.

         Our principal executive office is located at 138 Putnam Street, Marietta, Ohio 45750 and our telephone number is (740) 373-3155. Peoples' Internet website address is www.peoplesbancorp.com.

                       Where You Can Find More Information

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The public may read and copy any of our periodic reports, current reports, proxy statements and other information filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by contacting the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet website at www.sec.gov and at our Internet website at www.peoplesbancorp.com.

         Peoples has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the registration statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the registration statement and all amendments and exhibits thereto.

                       Documents Incorporated by Reference

         We are "incorporating" certain documents into this prospectus by reference, which means that we are disclosing important information to you by referring to documents that contain such information. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

     o our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

     o our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005;

     o our Current Reports on Form 8-K filed with the SEC on February 11, 2005 (two Forms 8-K filed), April 19, 2005, May 3, 2005, May 13, 2005,
          May 31, 2005, June 9, 2005, June 17, 2005, July 11, 2005, July 14,
          2005, August 12, 2005, September 16, 2005, and November 10, 2005; and

     o the description of our common shares contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

         Later information that we file with the SEC will update and/or supersede this information. We are also incorporating by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the common shares under the DRP.

         We will provide any of the above documents (including any exhibits that are specifically incorporated by reference in them) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents at no cost. Written or telephone requests should be directed to:
Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Charles R. Hunsaker, Esq., (740) 374-6109.

                             Description of the DRP

Purpose
-------

         The DRP provides our shareholders with a convenient and economical method of purchasing additional common shares. Shareholders may invest their cash dividends in common shares without paying any brokerage commissions, service charges or other expenses in connection with the purchase.
Common shares purchased under the DRP may be purchased from us or purchased for participants in the open market, at our option. Common shares purchased from us may be either authorized but unissued common shares or treasury shares. We will use any funds received from common shares purchased from us for general corporate purposes. We will receive no proceeds from purchases by the DRP of common shares in the open market.

Advantages to Participants
--------------------------

         A participant in the DRP who authorizes reinvestment of dividends will have automatically reinvested in common shares the designated percentage of the cash dividends paid on the common shares held in his or her name and all of the cash dividends paid on the common shares held in his or her account under the DRP. There are no brokerage commissions or service charges payable by you in connection with purchases under the DRP. Full investment of dividends is possible because the DRP permits fractional common shares to be credited to participants' accounts. In addition, cash dividends paid on whole and fractional common shares credited to a participant's account under the DRP are reinvested in the same manner.

         Participants can avoid the inconvenience, risk and expense of safekeeping certificates for the common shares credited to their accounts under the DRP. Statements of account are furnished to participants to provide simplified recordkeeping.

         The DRP does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend upon our earnings, financial condition and such other factors as our Board of Directors may deem relevant.

Administration
--------------

         Shareowner Services, a division of Wells Fargo Bank, N.A. and the registrar and transfer agent for our common shares, will administer the DRP, keep records, send statements of account to participants and perform other duties relating to the DRP. It is anticipated that most of the common shares purchased for participants under the DRP will be purchased from us. Common shares purchased in the open market will be purchased by independent agents. We may not, nor may any of our affiliates, exercise any direct or indirect control or influence over the times when, or the prices at which, these independent agents may purchase common shares for the DRP, the amount of common shares to be purchased, or the manner in which common shares are to be purchased.

Eligibility
-----------

         All of our record shareholders are eligible to participate in the DRP. However, regulations in certain countries may limit or prohibit participation in this type of plan. Accordingly, persons residing outside the United States who wish to participate in the DRP should first determine whether they are subject to any governmental regulations prohibiting their participation.

         Eligible shareholders have the option to automatically reinvest all or some of their cash dividends. The percentage of reinvestment desired should be specified on your Authorization for Automatic Dividend Reinvestment Plan card. Once you have selected the percentage of cash dividends to be reinvested, that percentage will remain in effect until you change your election. Therefore, any increase or decrease in the number of common shares registered in your name will result in an increase or decrease in the amount of cash dividends reinvested under the DRP, unless your election is changed accordingly.

         If you beneficially own common shares which are registered in the name of a bank, broker, dealer or other nominee, in order to participate in the DRP, you must become a shareholder of record by having some or all of your common shares transferred into your name.

How to Enroll in the DRP
------------------------

         Shareholders currently enrolled in the DRP will continue to be enrolled until they notify the Plan Administrator that they wish to withdraw. If you are not already enrolled in the DRP, you may join the DRP by completing and signing an Authorization for Automatic Dividend Reinvestment Plan card and returning it to the Plan Administrator or by completing the online enrollment process (see "Internet Privileges"). Once enrolled in the DRP, you will continue to be enrolled without further action, unless you give notice to the Plan Administrator that you wish to withdraw.

         Dividend record dates are chosen from time to time by our Board of Directors and are customarily in the months of March, June, September and December. Dividend record dates will vary from time to time, and may be chosen in months other than March, June, September and December. If your Authorization for Automatic Dividend Reinvestment Plan card is received by the Plan Administrator prior to a dividend record date, the reinvestment of your cash dividends will begin with the payment of that dividend. If your Authorization for Automatic Dividend Reinvestment Plan card is received after the dividend record date, that dividend will be paid to you in cash and your next dividend payment will be reinvested under the DRP.

Reinvestment Options
--------------------

         FULL DIVIDEND REINVESTMENT -- All cash dividends paid on common shares held in physical certificate form registered in your name on the records of Peoples and all cash dividends paid on all common shares credited to your account under the DRP will be used to purchase additional common shares. You will not receive cash dividends from us; instead, the dividends will be reinvested.

         PARTIAL DIVIDEND REINVESTMENT -- All cash dividends paid on a percentage (chosen by you) of the common shares registered in your name and all cash dividends paid on all common shares credited to your account under the DRP will be used to purchase additional common shares. You may elect percentages from 10% to 90%, in increments of 10%. If you elect partial dividend reinvestment, the cash dividends paid on those common shares not subject to dividend reinvestment, will be paid to you either by check from Peoples or by direct deposit to your bank, when the dividends are declared and paid.

         DIRECT DEPOSIT OF DIVIDENDS -- You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of cash dividends, you should contact the Plan Administrator to request a Direct Deposit of Dividends Authorization form, complete the form, and return the form to the Plan Administrator. Be sure to include a voided blank check for a checking account or a voided blank savings deposit slip for a savings account. If your common shares are jointly owned, all owners must sign the form.

How to Change Your Election
---------------------------

         You may change your reinvestment option at any time by going online (see "Internet Privileges"), calling the Plan Administrator (see "Telephone Privileges") or sending written notice to the Plan Administrator by mail or by fax. Notices received on or before a dividend record date will be effective for that cash dividend. Notices received after a dividend record date will not be effective until after that cash dividend has been paid.

Internet Privileges
-------------------

         You may access your shareholder account information, enroll in the DRP, and perform certain transactions via the Internet. For shareholders of record, to activate your account online and establish your personal identification number (PIN), you will need your 10-digit account number (which is listed on your dividend check or your DRP statement), your social security or tax identification number, your e-mail address, and the name of the corporation whose common shares you own -- i.e., Peoples Bancorp Inc.

         To activate your account online, go to www.shareowneronline.com and click "First Time Visitor Sign Up." Then, simply follow the instructions found on the "First Time Visitor New Member Registration" page. Once you have successfully activated your account online, you will receive an e-mail notifying you that your account information is available, usually the next business day.

         Once you have activated your account online, you can also perform the following transactions online:

     o enroll in the DRP or change your dividend reinvestment option (for example, from full to partial reinvestment);

     o sell some or all of the common shares credited to your account under the DRP if the then current market value of the common shares to be sold is $25,000 or less (if the market value of the common shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing); or

     o    terminate your participation in the DRP.

         Certain restrictions may apply. If you have any questions concerning your Internet privileges, please contact the Plan Administrator.

Telephone Privileges
--------------------

         If you have established automated privileges for your account, you can perform the following transactions by calling the Plan Administrator:

     o sell some or all of the common shares credited to your account under the DRP if the then current market value of the common shares to be sold is $25,000 or less (if the market value of the common shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing);

     o change your dividend reinvestment option (for example, from full to partial reinvestment);

     o request a physical certificate for some or all of the whole common shares credited to your account under the DRP, but only if the then current market value of the common shares for which a certificate is to be issued is $50,000 or less (if the market value of the common shares for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Plan Administrator in writing); or

     o    terminate your participation in the DRP.

         To establish automated privileges, please contact the Plan Administrator and request an Automated Request Authorization form.

Purchase Dates
--------------

         Common shares purchased from us will be purchased with reinvested dividends as of the date our quarterly dividend is payable. If common shares are purchased in the open market, the Plan Administrator will begin making purchases of common shares for participants on each applicable quarterly dividend payment date. If a dividend payment date falls on a date when there is no trading, the purchase date will be the next trading date. If common shares are not purchased within 30 days after a dividend payment date, the Plan Administrator will mail you a check in the amount of your unapplied cash dividends, without interest.

How Common Shares are Purchased for the DRP
-------------------------------------------

         As and when dividends are paid on our common shares, we will promptly make available to the Plan Administrator your designated percentage of the cash dividends payable on your common shares held of record and all of the cash dividends payable on the common shares credited to your account under the DRP, in each case subject to any applicable tax withholding requirements.

         On each purchase date, we will make common shares available for purchase under the DRP from authorized but unissued common shares or treasury shares. Alternatively, we may choose, in our sole discretion, to have common shares purchased for participants in the DRP in the open market. We may not change our determination as to the source of the common shares to be purchased under the DRP (i.e., from us or in the open market) more than once in any three-month period.

         If at any time we decide not to make common shares available for purchase from us by the DRP and the Plan Administrator is unable to purchase common shares in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), we will not have any liability to you arising out of the inability to make purchases at such time. In any case, if common shares are not purchased within 30 days after a dividend payment date, the Plan Administrator will mail you a check in the amount of your unapplied cash dividends, without interest.

Price of Common Shares Purchased Under the DRP
----------------------------------------------

         The price of all common shares purchased with reinvested cash dividends, whether purchased from us or purchased for participants in the DRP in the open market, will be based on the price of the common shares reported on the NASDAQ National Market. The price of common shares purchased from us will be the average of the closing sales prices reported on the NASDAQ National Market on the five business days immediately preceding the applicable purchase date for which such prices have been reported. The price of common shares purchased for participants in the DRP in the open market will be the weighted average purchase price of the common shares.

Number of Common Shares Purchased for Each Participant
------------------------------------------------------

         Common shares purchased with reinvested cash dividends will be allocated by the Plan Administrator among the accounts of all participants in the DRP. The number of common shares that will be allocated to your account under the DRP following any purchase date will depend on the amount of your cash dividends available for investment on such date and the purchase price for the common shares. Your account will be credited with the number of common shares (including any fractional common share computed to three decimal places) that results from dividing the total cash dividends to be invested by the applicable purchase price.

Costs of Participation
----------------------

         We will pay most costs of administering the DRP. You will incur no brokerage commissions or service charges for purchases made through the DRP. If you request that the common shares credited to your account under the DRP be sold on the open market, you must pay all applicable brokerage commissions and service charges related to the sale transaction.

How to Sell Common Shares Held in Your Account
----------------------------------------------

         You may request that any or all of the common shares credited to your account under the DRP be sold on the open market. Upon receipt of your request, the Plan Administrator will sell on the open market the number of whole common shares designated for sale. If you instruct the Plan Administrator to cause your common shares to be sold on the open market, you will pay any related brokerage commissions and service charges, which will be deducted from the proceeds of the sale. Cash payments for fractional common shares will be paid to you by the Plan Administrator based on the selling price of the whole common shares less any applicable brokerage commissions and service charges. In addition, if Peoples, or the Plan Administrator on behalf of the DRP, purchases any of the common shares credited to your account under the DRP, you will pay no brokerage commissions or service charges.

         If you submit a request to sell all or part of the common shares credited to your account under the DRP, and you request the net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or a voided blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued to you.

         Selling participants should be aware that the price of common shares may fall or rise during the period between your submitting a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any common shares credited to your account under the DRP. The price risk will be borne solely by you.

         The Plan Administrator will make every effort to process your sale order on the business day next following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell common shares on a certain date or at a specific price. This risk should be evaluated by you and is a risk that is borne solely by you.

Reports to Participants
-----------------------

         After each purchase of common shares for your account under the DRP, the Plan Administrator will mail you a statement showing the amount of cash dividends invested, the purchase price, the number of common shares purchased, and comparable information for the year to date. After each sale of common shares for your account under the DRP, the Plan Administrator will mail you a statement showing the number of common shares sold, the sale price, the amount of any brokerage commissions and service charges related to the sale, and comparable information for the year to date. These statements are your record of the costs of the purchases and the costs and net proceeds of the sales of common shares made for your account under the DRP and should be retained for income tax purposes. The Plan Administrator may impose a fee if it is required to supply prior year duplicate statements.

         In addition, you will receive the most current prospectus for the DRP and all communications sent to our shareholders, including our quarterly reports and annual reports to shareholders, notices of meetings of shareholders, proxy statements and Internal Revenue Service information for reporting dividend income.

Issuance of Certificates to Participants
----------------------------------------

         The number of common shares credited to your account under the DRP will be shown on your statement. Common shares purchased under the DRP for your account will be registered in the name of the Plan Administrator or one of its nominees. Physical certificates for such common shares will not be issued to you unless requested. This custodial service will help protect you against the risk of loss, theft or destruction of the certificates.

         Certificates for any number of whole common shares credited to your account under the DRP will be issued at any time upon your request to the Plan Administrator. Any remaining whole and fractional common shares will continue to be credited to your account under the DRP. Certificates for fractional common shares will not be issued under any circumstances. You will receive a cash payment in lieu of any fractional common share credited to your account if you withdraw from the DRP. Your account under the DRP will be maintained in the name in which your common shares were registered at the time you enrolled in the DRP. Certificates issued at your request will be similarly registered, and dividends paid on common shares represented by such certificates will continue to be reinvested in accordance with your reinvestment election under the DRP.

         Common shares credited to your account under the DRP may not be pledged. If you wish to pledge your common shares, you must request that a certificate for the common shares be issued in your name.

Certificates Held by Participants May Be Deposited into the DRP
---------------------------------------------------------------

         You may deposit common shares presently registered in your name (and evidenced by physical certificates) into the DRP. Depositing common shares into the DRP will enable you to receive one statement showing your total ownership of common shares and eliminate any expense or inconvenience related to safekeeping your common shares in physical certificate form. In order to deposit common shares into the DRP, you must send your certificate(s) to the Plan Administrator with a request to deposit them to your account under the DRP. Because you bear the risk of loss when sending certificates through the mail, we suggest that you send them by registered or certified mail, return receipt requested, and insure them for at least 3% of the then current market value. Please do not endorse the certificates.

Gift of Common Shares Within the DRP
------------------------------------

         If you wish to change the ownership of all or part of your common shares held under the DRP through gift, you may effect the transfer by mailing a properly completed and executed Irrevocable Stock Power form to the Plan Administrator. Requests for transfer are subject to the same requirements as for the transfer of common shares evidenced by physical certificates, including the requirement of a signature guarantee by an eligible guarantor institution. Irrevocable Stock Power forms are available upon request from the Plan Administrator.

         Common shares transferred by you to another person will continue to be held by the Plan Administrator under the DRP. An account will be opened in the name of the transferee, if he or she is not already a participant in the DRP, and the transferee will automatically be enrolled in the DRP. If the transferee is not already a participant in the DRP, you may make a reinvestment election for the transferee at the time of the gift. If no reinvestment election is made, all dividends on common shares transferred to the transferee's account under the DRP will be reinvested under the terms of the DRP.

         Each transferee will receive a statement showing the number of common shares transferred to, and held in, the transferee's account under the DRP.

         If you request to transfer all of the common shares in your account under the DRP between a dividend record date and a dividend payment date, your transfer request will be processed; however, your participation in the DRP will not be terminated. You may receive additional dividend reinvestment common shares which will require you to submit a written request to transfer the additional common shares.

Effect of the Sale/Transfer of Common Shares Registered in Your Name
--------------------------------------------------------------------

         If you sell or transfer all of the common shares registered in your name (i.e., those for which you hold physical certificates), dividends on the common shares credited to your account under the DRP will continue to be reinvested, until you notify the Plan Administrator that you wish to withdraw from the DRP. However, if you then hold less than one whole common share in the DRP, your participation in the DRP may be automatically terminated and the Plan Administrator will make a cash payment to you for the remaining fractional common share based on the then current market price.

Stock Dividends, Stock Splits and Subscription Rights
-----------------------------------------------------

         Any stock dividends or stock splits (including fractional common shares) distributed on common shares credited to your account under the DRP will be added to your account. Stock dividends or stock splits distributed on common shares not held in the DRP will be mailed directly to you in the same manner as to shareholders who are not participating in the DRP. The aggregate number of common shares offered under the DRP, and indicated on the cover page of this prospectus, will not be adjusted to reflect stock dividends or stock splits.

         If we make available to our shareholders rights to subscribe to additional common shares, debentures or other securities, the whole common shares held for you under the DRP will be added to the other common shares held by you in calculating the number of rights to be offered to you.

         If you send a notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account under the DRP.

Voting of Common Shares in the DRP
----------------------------------

         You will direct how the common shares held in your account under the DRP are voted. For each meeting of our shareholders, you will receive a proxy card which will enable you to vote all of the common shares registered in your own name and all of the common shares credited to your account under the DRP (including fractional common shares calculated to three decimal places) as of the record date for the meeting. Common shares held under the DRP may also be voted in person at the meeting in the same manner as common shares registered in your own name.

How to Withdraw from the DRP
----------------------------

         You may terminate your participation in the DRP at any time by giving notice to the Plan Administrator. If your request to withdraw from the DRP is received on or after a dividend record date, but before the dividend payment date, your withdrawal will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you re-enroll in the DRP.

         Your withdrawal request should specify whether to (i) issue physical certificate(s) for all of the whole common shares credited to your account under the DRP and sell the remaining fractional common shares, (ii) sell all of the common shares credited to your account under the DRP, or (iii) issue physical certificate(s) for a specified number of the whole common shares credited to your account under the DRP and sell the remaining common shares. You will receive a check or direct deposit in the amount of the proceeds, less any applicable brokerage commissions and service charges, of any fractional or whole common shares sold.

         If no election is made in the request for withdrawal, a certificate will be issued for the whole common shares credited to your account under the DRP, and a check issued for the net proceeds, less any brokerage commissions and service charges, of the fractional common shares.

         When submitting written instructions to the Plan Administrator, all registered owners must sign as their name(s) appear on their account.

Death of a Participant
----------------------

         If you die, your account under the DRP will continue and dividends will continue to be reinvested until the Plan Administrator receives instructions from a duly authorized representative of your estate. Please contact the Plan Administrator for additional information and assistance.

Modification and Termination of the DRP
---------------------------------------

         We reserve the right to modify, suspend or terminate the DRP at any time. You will receive notice of any such action. Any such modification, suspension or termination will not affect any previously executed transactions. We also reserve the right to adopt, and from time to time change, such administrative rules and regulations as may be desirable or appropriate for the administration of the DRP.

         Upon termination of the DRP, you will receive a physical certificate for all whole common shares, and a cash payment for any fractional common shares, credited to your account as of the date of termination. The cash payment will be based on the market price of the common shares on the settlement date. You will also receive a check in the amount of any uninvested cash dividends, without interest.

Fees

Issuance of Certificate(s)                                Paid by Peoples
Deposit of Certificate(s)                                 Paid by Peoples
Gift of Common Shares Within the DRP                      Paid by Peoples
Investment Fees
     o Dividend reinvestment service charge               Paid by Peoples
     o Brokerage commission, if any, related to purchase  Paid by Peoples
Sale Fees
     o Service charge                                     $15.00 per transaction
     o Brokerage commission related to sale               $0.10 per share
Prior Year Duplicate Statements                           $15.00 per year

Responsibility of Peoples and the Plan Administrator
----------------------------------------------------

         In administering the DRP, none of Peoples, the Plan Administrator or any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of DRP participants will be liable for any good faith act or good faith omission to act, including but not limited to any claim of liability
(i) arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of a notice in writing of such death from a duly authorized representative of the estate, (ii) with respect to the prices or times at which common shares are purchased or sold, or (iii) as to the value of the common shares acquired for participants.

         The Plan Administrator is acting solely as the agent of Peoples and owes no duties, fiduciary or otherwise, to any other person by reason of the DRP, and no implied duties, fiduciary or otherwise, will be read into the status of the Plan Administrator under the DRP.

         The Plan Administrator undertakes to perform such duties and only such duties as are expressly described in this prospectus to be performed by it, and no implied covenants or obligations will be read into the DRP against the Plan Administrator or Peoples.

         In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, will not be liable for any action taken, suffered or omitted, or for any error of judgment made by it, in the performance of its duties under the DRP. In no event will the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

         The Plan Administrator will not be required to make and will make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. In addition, the Plan Administrator will not be obligated to take any legal action under the DRP that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

         The Plan Administrator will not be responsible or liable for any failure or delay in the performance of its obligations under the DRP arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         The Plan Administrator is authorized to choose a registered broker/dealer, including a broker/dealer affiliated with the Plan Administrator, at its sole discretion to facilitate purchases and sales of common shares by DRP participants. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in common share transactions within a reasonable time upon written request from a DRP participant.

         All transactions in connection with the DRP will be governed by the laws of the State of Ohio.

We cannot assure you of a profit or protect you against a loss on common shares purchased under the DRP.

Correspondence Regarding the DRP
--------------------------------

Correspondence regarding the DRP should be directed as follows:

         Transactional requests, informational requests and other general correspondence should be mailed to:
         Shareowner Services
         P.O. Box 64856
         St. Paul, MN 55164-0856

         Certificates to be deposited in the DRP and correspondence by certified or overnight mail should be sent to:
         Shareowner Services
         161 North Concord Exchange
         South St. Paul, MN 55075-1139

         General information and automated requests (i.e., telephone privileges) should be directed to:
         Telephone: 1-800-468-9716
         Telephone: 651-450-4064 (outside the United States)
         An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m.,
           Central Standard Time, Monday through Friday.
         Fax: 651-450-4085

         Internet correspondence and transactions:
         General Inquiries: www.wellsfargo.com/shareownerservices
         Individual DRP Account Information: www.shareowneronline.com

                      U.S. Federal Income Tax Consequences

         The following is a brief summary of some of the principal U.S. federal income tax considerations applicable as of the date of this prospectus to participation in the DRP.

         In general, participants in the DRP will have the same U.S. federal income tax consequences with respect to dividends as shareholders not participating in the DRP. You will be treated for U.S. federal income tax purposes as having received on each dividend payment date with respect to common shares held for you, a dividend equal to the full amount of the cash dividends payable on both the common shares registered in your own name and the common shares held through the DRP, even though the amount of dividends reinvested is not actually received in cash but is instead applied to the purchase of common shares for your account under the DRP. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by us on your behalf (where DRP common shares are purchased on the open market) is to be treated as a distribution to you which is subject to income tax in the same manner as dividends. The sum of those amounts becomes your cost basis for those common shares.

         Your statement of account under the DRP will show the price per share to you of common shares purchased with reinvested dividends. That price, which will include the brokerage commissions paid by us on your behalf on purchase under the DRP of our common shares, is the federal income tax cost basis to you of common shares acquired under the DRP. Your statement of account will also show the date on which the common shares purchased under the DRP were credited to your account. Your holding period for common shares purchased under the DRP generally will begin on the date following the date on which those common shares are credited to your DRP account.

         Information forms (Forms 1099-DIV) will be mailed to DRP participants each year and will set forth the taxable dividends and brokerage commissions reportable for U.S. federal income tax purposes. These dividends and brokerage commissions must be reported on your federal income tax return.

         Reinvested dividends are not subject to withholding unless (i) you fail to give your social security or tax identification number to us, (ii) the Internal Revenue Service notifies us that you are subject to tax withholding or
(iii) you fail to certify, under penalties of perjury, that you are not subject to backup withholding if such certification is required. If you are a shareholder whose dividends are subject to tax withholding, we will apply toward the purchase of common shares under the DRP an amount equal to the dividends being reinvested less the amount of tax required to be withheld. Your statement of account under the DRP will indicate the amount of tax withheld.

         You will not recognize any taxable income upon receipt of a certificate for whole common shares credited to your account under the DRP, whether upon request for such a certificate, upon termination of your participation in the DRP or upon termination of the DRP. However, you may recognize a gain or loss upon receipt of a cash payment for whole common shares or a fractional common share credited to your account under the DRP when that account is terminated by you, when common shares credited to your account under the DRP are sold or when the DRP is terminated. A gain or loss may also be recognized upon your disposition of the common shares received from the DRP. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional common shares and the cost basis of the common shares. Generally, gain or loss recognized on the disposition of common shares acquired under the DRP will be treated for U.S. federal income tax purposes as a capital gain or loss and will be long-term capital gain or loss if, as of the date of such disposition, the holding period with respect to the common shares sold exceeds one year.

         You should consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of common shares under the DRP, your cost basis and holding period for common shares acquired under the DRP, the potential application of the "wash sale" rules and the character, amount and tax treatment of any gain or loss realized on the disposition of common shares.

         ANY FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

                                 Use of Proceeds

         We do not know either the number of common shares that will ultimately be sold under the DRP or the prices at which such common shares will be sold. In addition, although it is anticipated that most of the common shares purchased for participants under the DRP will be purchased from us, we may choose, in our sole discretion, to have common shares purchased for participants in the DRP in the open market. We propose to use the net proceeds from the sale of any common shares purchased from us for general corporate purposes. However, we are unable to estimate the amount of any such net proceeds that will be devoted to any specific purposes.

                             Reports to Shareholders

         Our shareholders receive annual reports containing audited consolidated financial statements with the reports of our independent registered public accounting firm. Shareholders also receive quarterly reports containing unaudited interim consolidated financial statements and other information.

                    Indemnification of Directors and Officers

         Under Section 1701.13(E) of the Ohio Revised Code, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such individual's success is "on the merits or otherwise." Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay the amount advanced if it is proved by clear and convincing evidence that the directors' act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions, suits or proceedings, other than derivative actions, if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

         An Ohio corporation may also provide indemnification in derivative actions for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of such actions or suits. The corporation may not indemnify a director, officer, employee or agent in such actions or suits for attorneys' fees and expenses if such individual is adjudged to be liable for negligence or misconduct in the performance of such individual's duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, such individual is fairly and reasonably entitled to indemnity.

         Section 1701.13(E) of the Ohio Revised Code states that the indemnification provided thereby is not exclusive of any other rights granted to those individuals seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.

         Section 1701.13(E) of the Ohio Revised Code grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

         Our Code of Regulations provides for broader indemnification than specifically afforded under Section 1701.13(E) of the Ohio Revised Code. Our Code of Regulations provides that we must indemnify officers and directors against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee or agent of Peoples or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation or other entity so long as such individual's act or omission was in good faith and in a manner the individual reasonably believed to be in, or not opposed to, the best interests of Peoples, and with respect to any criminal matter, such individual had no reasonable cause to believe such individual's conduct was unlawful. Our Code of Regulations forbids us from indemnifying an officer or director if such individual is adjudged to be liable for an act or omission occasioned by such individual's reckless disregard for the best interests of Peoples or misconduct (other than negligence) in the performance of the individual's duty to Peoples, unless and only to the extent a court, in view of all the circumstances, concludes that such individual is fairly and reasonably entitled to such indemnity as the court deems proper.

         Our Code of Regulations states that the indemnification provided thereby is not exclusive of any other rights to which any individual seeking indemnification may be entitled. Additionally, the Code of Regulations provides that we may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at our request, against any liability asserted against such individual or incurred by such individual in such capacity, or arising out of such individual's status as such, whether or not we would have the obligation or power to indemnify such individual under the Code of Regulations. The Code of Regulations also authorizes us to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples or who is serving or has served another entity at our request.

         Peoples has in the past and may in the future purchase insurance that insures our present or former directors and officers against certain liabilities which might be incurred by them in such capacity. Peoples also maintains fiduciary and lending liability coverage.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Peoples pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  Legal Matters

         Legal matters regarding the common shares offered under the DRP have been passed upon by the firm of Vorys, Sater, Seymour and Pease LLP.

                                     Experts

         Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports thereon, which are incorporated by reference in this prospectus and the registration statement. Our consolidated financial statements and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                 (This page has been left blank intentionally.)

                                     PART II

                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

         Information required pursuant to this Item 14 was previously filed with the Registration Statement on Form S-3 (Registration No. 33-54003) filed on June 7, 1994. Information regarding the additional expenses related to the preparation and filing of this Post-Effective Amendment No. 2 and the distribution of the 2005 Prospectus is provided below:

         Accounting Fees                      $           5,000 *
         Legal Fees and Expenses              $           4,000 *
         Printing Expenses                    $           3,000 *
                                              -----------------

         Total                                $          12,000 *
                                              =================
-------------------
* Estimated

Item 15.   Indemnification of Directors and Officers.
-----------------------------------------------------

         Under Section 1701.13(E) of the Ohio Revised Code, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such individual's success is "on the merits or otherwise." Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay the amount advanced if it is proved by clear and convincing evidence that the directors' act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions, suits or proceedings, other than derivative actions, if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

         An Ohio corporation may also provide indemnification in derivative actions for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of such actions or suits. The corporation may not indemnify a director, officer, employee or agent in such actions or suits for attorneys' fees and expenses if such individual is adjudged to be liable for negligence or misconduct in the performance of such individual's duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, such individual is fairly and reasonably entitled to indemnity.

         Section 1701.13(E) of the Ohio Revised Code states that the indemnification provided thereby is not exclusive of any other rights granted to those individuals seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.

         Section 1701.13(E) of the Ohio Revised Code grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

         Our Code of Regulations provides for broader indemnification than specifically afforded under Section 1701.13(E) of the Ohio Revised Code. Our Code of Regulations provides that we must indemnify officers and directors against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee or agent of Peoples or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation or other entity so long as such individual's act or omission was in good faith and in a manner the individual reasonably believed to be in, or not opposed to, the best interests of Peoples, and with respect to any criminal matter, such individual had no reasonable cause to believe such individual's conduct was unlawful. Our Code of Regulations forbids us from indemnifying an officer or director if such individual is adjudged to be liable for an act or omission occasioned by such individual's reckless disregard for the best interests of Peoples or misconduct (other than negligence) in the performance of the individual's duty to Peoples, unless and only to the extent a court, in view of all the circumstances, concludes that such individual is fairly and reasonably entitled to such indemnity as the court deems proper.

         Our Code of Regulations states that the indemnification provided thereby is not exclusive of any other rights to which any individual seeking indemnification may be entitled. Additionally, the Code of Regulations provides that we may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at our request, against any liability asserted against such individual or incurred by such individual in such capacity, or arising out of such individual's status as such, whether or not we would have the obligation or power to indemnify such individual under the Code of Regulations. The Code of Regulations also authorizes us to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples or who is serving or has served another entity at our request.

         Peoples has in the past and may in the future purchase insurance that insures our present or former directors and officers against certain liabilities which might be incurred by them in such capacity. Peoples also maintains fiduciary and lending liability coverage.

Item 16.  Exhibits.
------------------

     The following exhibits are included in or incorporated by reference into this Amendment No. 2 to the Registration Statement:

   Exhibit Number                              Description
   --------------                              -----------

         4.1(a)* Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on May 3, 1993). Incorporated herein by reference to Exhibit 3(a) to Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

         4.1(b)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 22, 1994). Incorporated herein by reference to Exhibit 3(a)(2) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-16772) ("Peoples' 1997 Form 10-K").

         4.1(c)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 9, 1996). Incorporated herein by reference to Exhibit 3(a)(3) to Peoples' 1997 Form 10-K.

         4.1(d)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 23, 2003). Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 0-16772) ("Peoples' March 31, 2003 Form 10-Q").

         4.1(e)* Amended Articles of Incorporation of Peoples Bancorp Inc. (reflecting amendments through April 23, 2003) [For SEC reporting purposes only - not filed with Ohio Secretary of State.] Incorporated herein by reference to Exhibit 3(b) to Peoples' March 31, 2003 Form 10-Q.

         4.2(a)* Code of Regulations of Peoples Bancorp Inc. Incorporated herein by reference to Exhibit 3(b) of Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

         4.2(b)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Sections 1.03, 1.04, 1.05, 1.06, 1.08, 1.10, 2.03(C), 2.07, 2.08, 2.10
                  and 6.02 of the Code of Regulations of Peoples Bancorp by shareholders on April 10, 2003. Incorporated herein by reference to Exhibit 3(c) to Peoples' March 31, 2003 Form 10-Q.

         4.2(c)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Article THREE of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 8, 2004. Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 ("Peoples' March 31, 2004 Form 10-Q").

         4.2(d)* Code of Regulations of Peoples Bancorp Inc. (reflecting amendments through April 8, 2004) [For SEC reporting compliance purposes only]. Incorporated herein by reference to
                  Exhibit 3(b) to Peoples' March 31, 2004 Form 10-Q.

         4.3* Indenture, dated as of April 20, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 333-81251) filed on June 22, 1999 by Peoples and PEBO Capital Trust I ("Peoples' 1999 Form S-4").

         4.4* Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999. Incorporated herein by reference to Exhibit 4.5 to Peoples' 1999 Form S-4.

         4.5* Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Series B 8.62% Capital Securities. Incorporated herein by reference to Exhibit 4(i) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-16772).

         4.6* Indenture, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Debt Securities due 2032. Incorporated herein by reference to Exhibit 4.1 to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (File No. 0-16772) ("Peoples' September 30, 2002 Form 10-Q").

         4.7* Amended and Restated Declaration of Trust of PEBO Capital Trust II, dated as of April 10, 2002. Incorporated herein by reference to Exhibit 4.2 to Peoples' September 30, 2002 Form 10-Q.

         4.8* Guarantee Agreement, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Floating Rate MMCapSSM Capital Securities. Incorporated herein by reference to Exhibit 4.3 to Peoples' September 30, 2002 Form 10-Q.

         5.1* Opinion of Vorys, Sater, Seymour and Pease LLP. Previously filed as Exhibit 5 to Peoples' Registration Statement on Form S-3 (Registration No. 33-54003) filed on June 7, 1994.

         23.1**   Consent of Ernst & Young LLP.

         23.2* Consent of Vorys, Sater, Seymour and Pease LLP. Previously filed as part of Exhibit 5 to Peoples' Registration Statement on Form S-3 (Registration No. 33-54003) filed on June 7, 1994.

         24.1**   Powers of Attorney.

         99.1** Form of Authorization for Automatic Dividend Reinvestment Plan card for participants in Peoples Bancorp Inc. Dividend Reinvestment Plan.

         ---------------------------

         *........Previously filed.
         **.......Filed herewith.

Item 17.  Undertakings.
----------------------

         (a) The undersigned Registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                  Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and
         (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                  (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:


                            (i) If the Registrant is relying on Rule 430B:


                           (A) Each prospectus filed by the Registrant pursuant
                  to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and


                           (B) Each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or


                           (ii) If the Registrant is subject to Rule 430C, each
                  prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


                  (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:


                  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the
                  undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                           (iii) The portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                           (iv) Any other communication that is an offer in the
                  offering made by the undersigned Registrant to the purchaser.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on December 13, 2005.

                                     PEOPLES BANCORP INC.


                           By:   /s/ Mark F. Bradley
                                     ---------------------------------------
                                     Mark F. Bradley
                                     President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                   Title                                Date
              ---------                                   -----                                ----
*  Joseph H. Wesel                            Chairman of the Board and Director       December 13, 2005
------------------------------------
 Joseph H. Wesel

 /s/ Mark F. Bradley                          President and Chief Executive            December 13, 2005
------------------------------------          Officer and Director (Principal
 Mark F. Bradley                              Executive Officer)

*  George W. Broughton                        Director                                 December 13, 2005
------------------------------------
 George W. Broughton

*  Frank L. Christy                           Director                                 December 13, 2005
------------------------------------
 Frank L. Christy

*  Wilford D. Dimit                           Director                                 December 13, 2005
------------------------------------
 Wilford D. Dimit

*  Richard Ferguson                           Director                                 December 13, 2005
------------------------------------
 Richard Ferguson

*  Robert W. Price                            Director                                 December 13, 2005
------------------------------------
 Robert W. Price

*  Theodore P. Sauber                         Director                                 December 13, 2005
------------------------------------
 Theodore P. Sauber

*  Paul T. Theisen                            Vice Chairman of the Board and           December 13, 2005
------------------------------------          Director
 Paul T. Theisen

*  Thomas J. Wolf                             Director                                 December 13, 2005
------------------------------------
 Thomas J. Wolf

*  John W. Conlon                             Chief Financial Officer and              December 13, 2005
------------------------------------          Treasurer (Principal Financial
 John W. Conlon                               Officer)

*  Donald J. Landers, Jr.                     Director of Finance and Chief            December 13, 2005
------------------------------------          Accounting Officer (Principal
 Donald J. Landers, Jr.                       Accounting Officer)



* By Mark F. Bradley pursuant to Powers of Attorney executed by the directors and officers listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.


 /s/ Mark F. Bradley
--------------------------------------------------------------
Name:  Mark F. Bradley
Title:    President and Chief Executive Officer and Director

                                INDEX TO EXHIBITS

Exhibit Number                              Description
--------------                              -----------

         4.1(a)* Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on May 3, 1993). Incorporated herein by reference to Exhibit 3(a) to Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

         4.1(b)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 22, 1994). Incorporated herein by reference to Exhibit 3(a)(2) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-16772) ("Peoples' 1997 Form 10-K").

         4.1(c)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 9, 1996). Incorporated herein by reference to Exhibit 3(a)(3) to Peoples' 1997 Form 10-K.

         4.1(d)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 23, 2003). Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 0-16772) ("Peoples' March 31, 2003 Form 10-Q").

         4.1(e)* Amended Articles of Incorporation of Peoples Bancorp Inc. (reflecting amendments through April 23, 2003) [For SEC reporting purposes only - not filed with Ohio Secretary of State.] Incorporated herein by reference to Exhibit 3(b) to Peoples' March 31, 2003 Form 10-Q.

         4.2(a)* Code of Regulations of Peoples Bancorp Inc. Incorporated herein by reference to Exhibit 3(b) of Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

         4.2(b)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Sections 1.03, 1.04, 1.05, 1.06, 1.08, 1.10, 2.03(C), 2.07, 2.08, 2.10
                  and 6.02 of the Code of Regulations of Peoples Bancorp by shareholders on April 10, 2003. Incorporated herein by reference to Exhibit 3(c) to Peoples' March 31, 2003 Form 10-Q.

         4.2(c)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Article THREE of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 8, 2004. Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 ("Peoples' March 31, 2004 Form 10-Q").

         4.2(d)* Code of Regulations of Peoples Bancorp Inc. (reflecting amendments through April 8, 2004) [For SEC reporting compliance purposes only]. Incorporated herein by reference to
                  Exhibit 3(b) to Peoples' March 31, 2004 Form 10-Q.

         4.3* Indenture, dated as of April 20, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 333-81251) filed on June 22, 1999 by Peoples and PEBO Capital Trust I ("Peoples' 1999 Form S-4").

         4.4* Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999. Incorporated herein by reference to Exhibit 4.5 to Peoples' 1999 Form S-4.

         4.5* Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Series B 8.62% Capital Securities. Incorporated herein by reference to Exhibit 4(i) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-16772).

         4.6* Indenture, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Debt Securities due 2032. Incorporated herein by reference to Exhibit 4.1 to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (File No. 0-16772) ("Peoples' September 30, 2002 Form 10-Q").

         4.7* Amended and Restated Declaration of Trust of PEBO Capital Trust II, dated as of April 10, 2002. Incorporated herein by reference to Exhibit 4.2 to Peoples' September 30, 2002 Form 10-Q.

         4.8* Guarantee Agreement, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Floating Rate MMCapSSM Capital Securities. Incorporated herein by reference to Exhibit 4.3 to Peoples' September 30, 2002 Form 10-Q.

         5.1* Opinion of Vorys, Sater, Seymour and Pease LLP. Previously filed as Exhibit 5 to Peoples' Registration Statement on Form S-3 (Registration No. 33-54003) filed on June 7, 1994.

         23.1**   Consent of Ernst & Young LLP.

         23.2* Consent of Vorys, Sater, Seymour and Pease LLP. Previously filed as part of Exhibit 5 to Peoples' Registration Statement on Form S-3 (Registration No. 33-54003) filed on June 7, 1994.

         24.1**   Powers of Attorney.

         99.1** Form of Authorization for Automatic Dividend Reinvestment Plan card for participants in Peoples Bancorp Inc. Dividend Reinvestment Plan.

         ---------------------------

         *........Previously filed.
         **.......Filed herewith.

                                  Exhibit 24.1

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                            /s/ Joseph H. Wesel
                                ---------------------------------------
                                Printed Name: Joseph H. Wesel

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                            /s/ Mark F. Bradley
                                ----------------------------------------------
                                Printed Name: Mark F. Bradley

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ George W. Broughton
                                    ------------------------------------------
                                    Printed Name: George W. Broughton

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ Frank L. Christy
                                    ------------------------------------------
                                    Printed Name: Frank L. Christy

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ Wilford D. Dimit
                                    ------------------------------------------
                                    Printed Name: Wilford D. Dimit

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ Richard Ferguson
                                    ------------------------------------------
                                    Printed Name: Richard Ferguson

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ Robert W. Price
                                    -----------------------------------------
                                    Printed Name: Robert W. Price

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ Theodore P. Sauber
                                    ------------------------------------------
                                    Printed Name: Theodore P. Sauber

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ Paul T. Theisen
                                    ------------------------------------------
                                    Printed Name: Paul T. Theisen

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                              /s/ Thomas J. Wolf
                                  --------------------------------------------
                                  Printed Name: Thomas J. Wolf

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, Donald J. Landers, Jr. and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                /s/ John W. Conlon
                                    ------------------------------------------
                                    Printed Name: John W. Conlon

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of Peoples Bancorp Inc., an Ohio corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 ("Amendment No. 2") to Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") relating to the offering from time to time by the Company of its common shares, without par value, under the Company's Dividend Reinvestment Plan, hereby constitutes and appoints Mark F. Bradley, John W. Conlon and Charles R. Hunsaker, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Amendment No. 2 to the Registration Statement, any and all additional post-effective amendments and documents and instruments related thereto, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December, 2005.

                                 /s/ Donald J. Landers, Jr.
                                     -----------------------------------------
                                     Printed Name:  Donald J. Landers, Jr.